                            PERFECTDATA CORPORATION
                    1445 EAST LOS ANGELES AVENUE, SUITE 208
                             SIMI VALLEY, CA 93605
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Harris A. Shapiro and Corey P. Schlossmann as
Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of the
Common Stock of PerfectData Corporation (the "Company") held of record by the undersigned on October 31, 2002 at the Annual Meeting of Shareholders to be
held on           or at any adjournment thereof.

   1.  Proposal to approve Agreement and Plan of Merger and Reorganization.

  FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

   2.  Proposal to approve the Company re incorporating in Delaware.

  FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

   3.  Proposal to approve an increase in authorized shares of Common Stock.

  FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

   4.  Proposal to adopt a new equity incentive plan.

  FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

   5.  Proposal to approve an increase in number of directors.

  FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

   6.(a)  Election of Eli Rozen, Avi Schecter, Elie Housman, Philip M. Getter,
                ,      ,      , and       as Directors of the Company if the
          merger is consummated as authorized by Proposal 1.

  FOR all nominees                        FOR all nominees listed                                     WITHHOLD AUTHORITY
    listed above.                              above EXCEPT:                             to vote for all the nominees listed above.
         [ ]                                                                                                  [ ]
                                  ----------------------------------------
                             (INSTRUCTION: To withhold authority to vote on any
                     individual nominee(s), write his/her name(s) in the space above.)

     (b)  Election of Harris A. Shapiro, Bryan Maizlish, Timothy D. Morgan,
          Tracie Savage and Corey P. Schlossmann as Directors of the Company if
          the merger is not consummated.

  FOR all nominees                        FOR all nominees listed                                    WITHHOLD AUTHORITY
    listed above.                              above EXCEPT:                             to vote for all the nominees listed above.
         [ ]                                                                                                 [ ]
                                  -----------------------------------------
                             (INSTRUCTION: To withhold authority to vote on any
                     individual nominee(s), write his/her name(s) in the space above.)

   7.(a)  Proposal to Ratify the Appointment of Kost, Forer & Gabbay as
          Independent Auditors of the Company if the merger is consummated.

  FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

    (b)        Proposal to Ratify the Appointment of KPMG LLP as Independent
               Auditors of the Company if the merger is not consummated.

  FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

   8.  To transact such other business as may come before the Annual Meeting or any adjournment thereof.

This proxy, when executed, will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR PROPOSALS 1, 2, 3, 4, 5, 6 AND 7.

I (we) shall attend the Annual Meeting in person  Yes [ ]  No [ ]

                                            Date:   ------------------  , 2003

                                            -----------------------------------
                                            Signature

                                            -----------------------------------
                                            Signature, if held jointly

                                            Please sign exactly as your name
                                            appears to the left. When shares
                                            are held by joint tenants, please
                                            both sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            full title as such. If a
                                            corporation, please sign in full
                                            corporate name by the President or
                                            other authorized officer. If a
                                            partnership, please sign in full
                                            partnership name by a duly
                                            authorized person.

                 PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE